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                            PROFESSIONAL ASSOCIATION
                                ATTORNEYS AT LAW

      TAMPA OFFICE                                 ST. PETERSBURG OFFICE
   2700 BARNETT PLAZA                               2100 BARNETT TOWER
101 EAST KENNEDY BOULEVARD                          ONE PROGRESS PLAZA
   POST OFFICE BOX 1102                            POST OFFICE BOX 2245
 TAMPA, FLORIDA 33601-1102   PLEASE REPLY TO  ST.PETERSBURG, FLORIDA 33731-2245
  TELEPHONE (813)223-7474        TAMPA             TELEPHONE (813)898-7474
   TELEFAX (813)229-6553                            TELEFAX (813)229-6553

                                 April 29, 1998

Securites and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549

          Re:  Lamalie Associates, Inc.
               Non-Employee Directors' Stock Option Plan
               Registration Statement on Form S-8
               -----------------------------------------

Ladies and Gentlemen:

     We have represented Lamalie Associates, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the offering by the Company (the "Offering") of 80,000 shares of the Company's Common Stock under the Company's Non-Employee Directors' Stock Option Plan (the "Plan"). This opinion is being provided as Exhibit 5 to the S-8 Registration Statement.

     In our capacity as counsel to the Company in connection with the S-8 Registration Statement and the Offering, we have examined and are familiar with: (1) the Company's Articles of Incorporation and Bylaws, each as currently in effect, (2) the Plan, (3) the S-8 Registration Statement and (4) such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

     As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

     We express no opinion as to law of any jurisdiction other than of the State of Florida and the federal laws of the United States of America.

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SECURITES AND EXCHANGE COMMISSION                                 APRIL 29, 1998
                                                                          PAGE 2
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     Based upon and in reliance on the foregoing, we are of the opinion that:

     1. The Company is a validly existing corporation under the laws of the State of Florida and its status is active.

     2. The Plan has been duly and legally authorized by all required corporate action.

     3.   When the following events shall have occurred:

          a. the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

          b. the options covering shares of Common Stock shall have been granted and exercised as contemplated in the Plan;

          c. the consideration specified in the Plan and in the instrument of grant covering options granted under the Plan shall have been received; and

          d. the certificates representing such shares of Common Stock shall have been duly executed, counter-signed and issued by or on behalf of the Company,

the shares of Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

     This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

                                             Sincerely,


                                             TRENAM, KEMKER, SCHARF, BARKIN,
                                             FRYE, O'NEILL & MULLIS
                                              Professional Association


                                             By:

                                                Richard M. Leisner